ARTICLES OF INCORPORATION
                               of
                  Cambridge Funding Group, Inc.
Know all men by these present;
That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010.
to  Nevada  Revised Statutes 78.090 inclusive,  as  amended,  and certify that;
1.    The name of this corporation is:
                  Cambridge Funding Group, Inc.
2.   Offices  for  the  transaction  of  any  business   of   the
     Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.
3.   The nature of the business is to engage in any lawful
activity.
4.   The Capital Stock shall consist of 50,000,000 shares of
common stock, $0.001 par value.
5.   The members of the governing board of the corporation shall be styled directors, of which there shall be no less than 1. The Directors of this corporation need not be stockholders. The first Board of Directors is: Raymond Girard, whose address is 1700 E. Desert Inn Road, Suite 100, Las Vegas, NV 89109.
6.   This corporation shall have perpetual existence.
7.   The name and address of each of the incorporators signing
these Articles of Incorporation are as follows:  Raymond M.
Girard, 1700 E. Desert Inn Road, Suite 100, Las Vegas, NV 89109.
8. This Corporation shall have a president, a secretary, a treasurer, and resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.
9. The resident agent of the Corporation shall be Raymond M. Girard, 1700 E. Desert Inn Road, Suite 100, Las Vegas, NV 89109.
10. The Capital Stock of the corporation, after the fixed consideration thereof has been paid or performed, shall not be subjected to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of
Incorporation shall never be amended as the aforesaid provisions.
11.  No director or officer of the corporation shall be
personally liable to the corporation of any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in
violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.
I, the undersigned, being the incorporator herein above named for the purpose of forming an corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the  facts within stated are true, and accordingly have  hereunto set my hand this 5 day of June 1995.
                                   /s/ Raymond M. Girard
                                   Raymond M Girard
                                   1700 E. Desert Inn Road, Suite
                                   100
                                   Las Vegas, NV 89109